Exhibit 10.1

AMENDMENT NO. 1 TO SECOND AMENDED AND RESTATED

CONVERTIBLE PROMISSORY NOTE

THIS AMENDMENT NO.1 TO SECOND AMENDED AND RESTATED CONVERTIBLE PROMISSORY NOTE, dated as of March 4, 2022 (this “Amendment”), amends the Second Amended and Restated Convertible Promissory Note initially issued on April 16, 2018 (as heretofore amended, the “Note”) by ThermoGenesis Holdings, Inc., a Delaware corporation formerly known as Cesca Therapeutics Inc. (the “Company”), to Boyalife Asset Holding II, Inc., an Illinois corporation (the “Holder”) pursuant to that certain First Amended and Restated Revolving Credit Agreement between the Holder and the Company, as amended.

WHEREAS:

A.	The Company and the Holder desire to hereby amend the Note in the manner set forth below.

NOW, THEREFORE, for and in consideration of the foregoing premises, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Holders hereto agree as follows:

1.	The “Maturity Date” set forth in paragraph three of the Note is hereby amended to be “March 6, 2023.”

2.	Paragraph two of the Note shall be deleted in its entirety and replaced with the following:

“2.         Interest. This Note shall bear simple interest (calculated on the basis of a 360-day year for the actual number of days elapsed) at the annual rate of twenty-two percent (22.0%) of the principal amount of this Note outstanding from time to time, and if such rate is determined to be usurious, then the rate shall be reduced to the highest legally permissible rate. Accrued and unpaid interest as of March 6, 2022 shall become due and payable on March 6, 2022. After March 6, 2022, accrued and unpaid interest shall become due and payable annually on December 31st of each year.”

3.

An executed copy of this Amendment shall be affixed or be deemed affixed to the Note. Except as specifically set forth in this Amendment, all of the terms and provisions of the Note, as heretofore amended, shall continue to remain in full force and effect. This Amendment is not intended to be, and shall not constitute, a substitution or novation of the Note.

4.	Capitalized terms appearing in this Amendment and not otherwise defined herein shall have the meanings ascribed thereto in the Note.

5.

This Amendment may be executed in any number of counterparts with the same effect as if all parties hereto had signed the same document. This Amendment, together with the Note (as heretofore amended), contains the final, complete, and exclusive expression of the parties’ understanding and agreement concerning the matters contemplated herein and supersedes any prior or contemporaneous agreement, oral or written, among them.

6.	Each and every term and provision of this Amendment shall be binding upon and shall inure to the benefit of the Holder and its successors and assigns.

7.

This Amendment shall be governed by and construed under the laws of the State of California, without giving effect to the principles of conflicts of law thereof. Any claims or legal actions arising hereunder shall be commenced and maintained in any state or federal court of competent jurisdiction located in the State of California, and the Holder consents and submits to the exclusive jurisdiction and venue of any such court.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to Second Amended and Restated Convertible Promissory Note as of the first date set forth above.

COMPANY:

THERMOGENESIS HOLDINGS, INC.

By:	/s/ Jeffery Cauble

[Signature Page to Amendment to Second Amended and Restated Convertible Promissory Note]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to Second Amended and Restated Convertible Promissory Note as of the first date set forth above.

HOLDER:

BOYALIFE ASSET HOLDING II, INC.

/s/ Xiaochun Xu

[Signature Page to Amendment to Second Amended and Restated Convertible Promissory Note]